Exhibit 99.1

Purchase, New York       Telephone:  914-253-2000       www.pepsico.com

Media Contacts:	PepsiCo - New York	PepsiCo - Moscow	Wimm-Bill-Dann - Moscow
	Dave DeCecco	Alexander Kostikov	Marina Kagan
	+1 914-253-2655	+74 95 937 0575	+74 95 925 5805 ext 11154
	dave.dececco@pepsico.com	alexander.kostikov@pepsico.com	kagan@wbd.ru

Investor Contacts:	PepsiCo - New York	Wimm-Bill-Dann - Moscow
	Jamie Caulfield	Marina Kagan
	+1 914-253-3035	+74 95 925 5805 ext 11154
	jamie.caulfield@pepsico.com	kagan@wbd.ru

PepsiCo to Acquire 66% of Russia’s Wimm-Bill-Dann
Dairy and Juice Company for $3.8 Billion

Transaction makes PepsiCo the largest food-and-beverage business in Russia

Strengthens position in fast-growing Eastern European and Central Asian Markets

Advances PepsiCo’s strategic plan to build $30 billion nutrition business by 2020

PURCHASE, N.Y. and MOSCOW – Dec. 2, 2010 – PepsiCo (NYSE: PEP), one of the world’s largest food-and- beverage companies, and Wimm-Bill-Dann Foods OJSC  (NYSE: WBD), Russia’s leading branded food-and- beverage company, today announced that PepsiCo has agreed to acquire 66% of Wimm-Bill-Dann for $3.8 billion, pending the required government approvals.  In connection with this acquisition, PepsiCo will offer to acquire the remaining shares of Wimm-Bill-Dann through an offer following completion of that acquisition at such time and on terms as are mandated by Russian law, and PepsiCo may acquire additional shares in other transactions.

Wimm-Bill-Dann is a leader in both traditional and value-added dairy products, with a solid position in juice.  The transaction will establish PepsiCo as the largest food-and-beverage business in Russia, make it a leader in the country’s fast-growing dairy category and build its presence in key markets in Eastern Europe and Central Asia.  It also will raise PepsiCo’s annual global revenues from nutritious and functional foods from approximately $10 billion today to nearly $13 billion.  This moves the company closer to its strategic goal of building a $30 billion nutrition business by 2020.

“Adding Wimm-Bill-Dann to PepsiCo’s portfolio is financially attractive and gives us a strong, high-growth platform in the dairy category,” said Indra Nooyi, PepsiCo chairman and chief executive officer. “It also gives us clear leadership in the food-and-beverage industry in Russia, a fast-growing, strategically important market offering abundant opportunity.  At the same time, Wimm-Bill-Dann’s strong, value-added dairy business immediately advances our global nutrition strategy to provide consumers around the world nutritious foods and beverages that are accessible, affordable and advantaged by science.  Dairy has a huge, untapped potential to bridge snacks and beverages.  We see the emerging opportunity to ‘snackify’ beverages and ‘drinkify‘ snacks as the next frontier in food and beverage convenience.”

“Wimm-Bill-Dann is a terrific business with significant opportunities,” said Zein Abdalla, chief executive officer of PepsiCo Europe.  “Wimm-Bill-Dann’s management team has built an outstanding portfolio of market-leading dairy and juice brands that are loved by consumers across Russia. The combination of Wimm-Bill-Dann and PepsiCo Russia will create a powerhouse business in terms of scale, brand portfolio and system capabilities with the potential to be leveraged across the broader East European and Central Asian region.”

Sergei Plastinin, chairman of the Wimm-Bill-Dann board of directors and one of the shareholders who agreed to sell shares to PepsiCo, said:  “The agreement reached with PepsiCo is a historic one for both our company and our country.  Wimm-Bill-Dann was founded just 18 years ago with a handful of employees, who were all based in one room, which saw the birth of our company name, our logo and our first juice brand, J7. Today we have over 16,000 people and 38 production facilities.  In this time, Wimm-Bill-Dann has created great juice, dairy and toddler and baby food brands that are among the best loved and recognized in Russia and neighboring countries. Today we announced the planned coming together of our company with one of the most successful and best-known global companies. This represents a tremendous vote of confidence in the future of the Russian market. Integration into PepsiCo also provides our employees with access to a world-class corporate culture and almost unlimited career potential in one of the largest companies in the world.”

Terms of the Transaction

Under the acquisition agreement, PepsiCo will acquire 66% of Wimm-Bill-Dann from a group of shareholders and subsidiaries of Wimm-Bill-Dann.  The approximately $3.8 billion PepsiCo will pay to acquire the stake in Wimm-Bill-Dann implies a total enterprise value of approximately $5.4 billion.  The price being paid by PepsiCo to the selling shareholders – $33.00 per ADR share (which is equivalent to $132.00 per ordinary Russian share) – represents a premium of 32% to the 30-day average trading price of
Wimm-Bill-Dann’s ADR shares.

The acquisition is subject to customary closing conditions, including receipt of certain regulatory approvals.

Financial Impact

PepsiCo indicated the transaction is expected to be modestly accretive to earnings in year one (excluding one-time transaction costs and fees).  PepsiCo expects the combination to have the potential for total pre-tax annual run-rate synergies of approximately $100 million by 2014. The transaction will be funded through a combination of internal cash on hand and short-term debt financing, preserving balance sheet flexibility.

Key Attributes of the Combined Company

The completed transaction, which will be accretive to PepsiCo’s top-line and bottom-line growth rates, excluding one-time transaction costs and fees, will bring together PepsiCo’s large global food and beverage brands (Pepsi-Cola, Lipton and Lay’s), its Russian juice and water brands (Fruktovi Sad, Ya, Tonus, Hrusteam and

Aqua Minerale) and Wimm-Bill-Dann’s portfolio of leading dairy and juice brands (Domik v Dorevne, Chudo, Imunele, J7, Lubimy Sad, 100% Gold Premium and Agusha).

Upon completion of the full Wimm-Bill-Dann acquisition:

▪
PepsiCo’s brands will rank first among food and beverage companies operating in Russia, with approximately $5 billion in revenue.  PepsiCo will have six of the 20 largest food and beverage brands in Russia, and three of the top 20 overall brands.

▪	PepsiCo will be approximately twice the size of its nearest food and beverage competitor in Russia, with an unmatched distribution platform for its products, including over 200,000 coolers.

▪
PepsiCo will employ approximately 31,000 people in Russia, Ukraine and Central Asia and have 49 manufacturing facilities, making the company one of the largest food and beverage employers in the region and driving economic growth in an already booming marketplace.

▪
PepsiCo will have the Russian food and beverage industry’s largest and most capable agricultural team, working in partnership with farmers and leading Russian agricultural research institutes to advance farming practices across dairy, fruit, potatoes and grains.

Key Attributes of Dairy Category

▪
Health and wellness trends around the globe are accelerating, and dairy products offer a number of fundamental health and nutrition benefits, including natural ingredients like calcium and protein, as well as functional benefits like bone health. In developed markets, where the population is aging, these benefits are particularly relevant, and a reason that dairy is far outpacing overall food and beverage growth.

▪	In developing markets, there’s an accelerating trend toward branded and packaged dairy.

▪	Dairy has the untapped potential to bridge snacks and beverages, through innovative forms and ingredient combinations.

▪
In Russia, the dairy market has grown at a compound rate of 22% since 2006 to $17 billion, and is expected to grow at a low-double-digit rate for at least the next three years. Over the next five years Russia is forecast to be one of the largest contributors to global dairy growth.

Key Attributes of Russian Market

▪	Russia is the 12th largest economy in the world by nominal value today and the seventh largest by purchasing power parity.

▪	The Russian economy is expected to become the second-largest European economy behind Germany by 2013.

▪	Russia has outpaced global GDP growth with a 7% compound rate since 1998 and is showing strong signs of recovery from the recent global crisis with GDP up 4% this year.

▪	Russia has a rapidly growing middle class and an increasingly affluent population – almost 300 million consumers when combined with neighboring markets – which drives growth in branded consumer goods.

▪
Positive macroeconomic trends in Russia, including a rising GDP, low inflation and an uptick in consumer spending, has created an attractive operating environment and a consumer products market structure that allows for healthy, sustainable margins.

Conference Call

At 7:30 a.m. (U.S./Eastern Time) today, PepsiCo will host a conference call with investors to discuss the transaction.  A webcast of the call may be accessed through the company’s website at www.pepsico.com/investors.

Advisers

Centerview Partners and Morgan Stanley acted as financial advisers for PepsiCo, and Davis Polk & Wardwell LLP and Linklaters CIS acted as legal advisers.  J.P. Morgan acted as financial adviser for Wimm-Bill-Dann, and Latham & Watkins LLP acted as legal adviser.

About Wimm-Bill-Dann

Wimm-Bill-Dann was founded in 1992 and is the largest manufacturer of dairy products and a leading producer of juices and beverages in Russia and the CIS, with revenues for the twelve months ended in June 2010 of approximately $2.4 billion.  Since 2005, Wimm-Bill-Dann has nearly doubled its revenue.

The company produces dairy products (Domik v Dorevne, Vesely Molochnik, Chudo, Imunele, Bio Max and others), juices (J7, Lubimy Sad,  and 100% Gold, Wonder-Berry and more), Essentuki mineral water, Rodniki Rossii natural water, Zdraivery kids’ brand and Agusha baby food.

The company has 38 manufacturing facilities in Russia, Ukraine and Central Asia with over 16,000 employees. In 2005, Wimm-Bill-Dann became the first and only Russian dairy producer to receive approval from the European Commission to export its products into the European Union.

Its powerful operating platform includes an extensive chilled direct-store-distribution network and substantial product innovation and R&D capabilities.

In 2010, Standard & Poor’s Governance Services confirmed a Wimm-Bill-Dann governance, accountability, management, metrics, and analysis (GAMMA) score of “GAMMA 7+.”  The score is the highest among Russian companies and reflects the effective work of the Board of Directors and, in particular, the real influence of independent directors in the decision-making process and the adherence of the controlling shareholders to the highest standards of corporate governance.

About PepsiCo
PepsiCo offers the world's largest portfolio of billion-dollar food and beverage brands, including 19 different product lines that each generates more than $1 billion in annual retail sales.  Our main businesses – Frito-Lay, Quaker, Pepsi-Cola, Tropicana and Gatorade – also make hundreds of other nourishing, tasty foods and drinks that bring joy to our consumers in more than 200 countries.  With annualized revenues of nearly $60 billion, PepsiCo's people are united by our unique commitment to sustainable growth, called Performance with Purpose.  By dedicating ourselves to offering a broad array of choices for healthy, convenient and fun nourishment, reducing our environmental impact, and fostering a diverse and inclusive workplace culture, PepsiCo balances strong financial returns with giving back to our communities worldwide.  For more information, please visit www.pepsico.com.

PepsiCo Cautionary Statement
Statements in this release that are "forward-looking statements" are based on currently available information, operating plans and projections about future events and trends.  They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements.  Such risks and uncertainties include, but are not limited to: PepsiCo’s ability to consummate the acquisition of Wimm-Bill-Dann and to achieve the synergies and value creation contemplated by the proposed acquisition; loss of key employees or customers or other business disruption as a result of the proposed acquisition; PepsiCo’s ability to promptly and effectively integrate the businesses of Wimm-Bill-Dann and PepsiCo; the timing to consummate the proposed acquisition and any necessary actions to obtain required regulatory approvals; and the diversion of management time on issues related to the proposed acquisition of Wimm-Bill-Dann; changes in demand for PepsiCo's products, as a result of changes in consumer preferences and tastes or otherwise; damage to PepsiCo's reputation; trade consolidation, the loss of any key customer, or failure to maintain good relationships with PepsiCo's bottling partners; PepsiCo's ability to hire or retain key employees or a highly skilled and diverse workforce; unstable political conditions, civil unrest or other developments and risks in the countries where PepsiCo operates; changes in the legal and regulatory environment; PepsiCo's ability to build and sustain proper information technology infrastructure, successfully implement its ongoing business process transformation initiative or outsource certain functions effectively; unfavorable economic conditions and increased volatility in foreign exchange rates; PepsiCo's ability to compete effectively; increased costs, disruption of supply or shortages of raw materials and other supplies; disruption of PepsiCo's supply chain; climate change or changes in legal, regulatory or market measures to address climate change; PepsiCo's ability to realize the anticipated cost savings and other benefits expected from the acquisitions of The Pepsi Bottling Group, Inc. and PepsiAmericas, Inc.; failure to renew collective bargaining agreements or strikes or work stoppages; and any downgrade of PepsiCo's credit rating resulting in an increase of its future borrowing costs.

For additional information on these and other factors that could cause PepsiCo's actual results to materially differ from those set forth herein, please see PepsiCo's filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.  Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.  PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE PepsiCo, Inc.

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Annex A
In addition to the Wimm-Bill-Dann shares agreed to be acquired as described in the accompanying press release, PepsiCo may acquire additional Wimm-Bill-Dann shares, from time to time, depending on market conditions and other considerations, at prices and in amounts that PepsiCo determines, in open market or privately negotiated purchases or other transactions, in the United States, Russia or elsewhere. In connection with the evaluation of a possible transaction involving Wimm-Bill-Dann provided to PepsiCo certain non-public financial forecasts that were prepared by Wimm-Bill-Dann management in connection with the possible transaction and not for public disclosure.

Wimm-Bill-Dann forecasts provided to PepsiCo included 6-year projections of net sales and EBITDA.  These projections assumed that Wimm-Bill-Dann would continue its business generally as then conducted and that Wimm-Bill-Dann would not take any extraordinary actions, such as dispositions of assets or properties or refinancing of indebtedness, and the projections did not take into account the transaction with PepsiCo. These projections also made certain assumptions regarding the exchange rate between Rubles and US Dollars.

A chart summarizing the projections provided to PepsiCo is set forth below.

	Fiscal Year Ending December 31 Wimm-Bill-Dann Management Projections (in US Dollars and millions, except for RUB/USD)
	2010E	2011E	2012E	2013E	2014E	2015E	2016E

Net Sales	$2,612	$3,216	$3,773	$4,367	$4,984	$5,610	$6,261

EBITDA	$334	$429	$520	$618	$718	$824	$941

RUB/USD	30.43	30.44	30.29	30.15	30.00	30.00	30.00

These forecasts were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, or generally accepted accounting principles. In addition, these forecasts were not prepared with the assistance of, or reviewed by, Wimm-Bill-Dann’s independent registered public accounting firm or any other independent accountants.

These forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Wimm-Bill-Dann. Important factors that may affect actual results and cause these financial forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to Wimm-Bill-Dann’s business (including its ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance, the regulatory environment and general business and economic conditions. These forecasts also reflect assumptions as to certain business decisions that are subject to change. Furthermore, because these forecasts cover multiple years, such information by its nature becomes less reliable with each successive year. As a result, actual results may differ materially from those contained in these forecasts. Accordingly, there can be no assurance that these forecasts will be realized or that Wimm-Bill-Dann’s future financial results will not materially vary from these forecasts.

The disclosure of these forecasts in this press release should not be regarded as an indication that PepsiCo, Wimm-Bill-Dann  or their respective affiliates, advisors or representatives considered these forecasts to be predictive of actual future events, and these forecasts should not be relied upon as such. None of PepsiCo, Wimm-Bill-Dann or any of their respective affiliates, advisors or representatives can give you any assurance that actual results will not differ from these forecasts, and none of them undertakes any obligation to update or otherwise revise or reconcile these forecasts to reflect circumstances existing after the date these forecasts were generated or to reflect the occurrence of future events, including the transaction with PepsiCo, even in the event that any or all of the assumptions underlying these forecasts are shown to be in error.  None of PepsiCo, Wimm-Bill-Dann or any of their respective affiliates, advisors or representatives has made or makes any representation to any shareholder or other person regarding Wimm-Bill-Dann’s ultimate performance compared to the information contained in these forecasts or that forecasted results will be achieved. Wimm-Bill-Dann has made no representation to PepsiCo concerning these forecasts.

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